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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1933

                             ----------------------

                               OCEAN ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                         74-1764876
  (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

      1001 FANNIN, SUITE 1600                                     77002
           HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                             ----------------------

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

================================================================================
    TITLE OF EACH CLASS TO BE SO         NAME OF EACH EXCHANGE ON WHICH EACH
             REGISTERED                       CLASS IS TO BE REGISTERED
--------------------------------------------------------------------------------
   Preferred Share Purchase Rights             New York Stock Exchange
================================================================================

Securities to be registered pursuant to Section 12(g) of the Act:

          None
    ----------------
    (Title of Class)
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                                EXPLANATORY NOTE

      On December 12, 2001, Ocean Energy, Inc., a Delaware corporation (the "Registrant"), entered into Amendment No. 6 to the Amended and Restated Rights Agreement, as amended, by and between the Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (as amended to date, the "Rights Agreement") to amend
Section 21 of the Rights Agreement titled "Change of Rights Agent" and to appoint EquiServe Trust Company, N.A., as successor rights agent under the Rights Agreement. The Registrant hereby amends Item 2 of the Registrant's Form 8-A dated March 17, 1989 to add the exhibit listed below:

ITEM 2.  EXHIBITS.

      7. Amendment No. 6 to Amended and Restated Rights Agreement dated December 12, 2001, among the Registrant, Fleet National Bank (f/k/a BankBoston, N.A.) and EquiServe Trust Company, N.A., as successor rights agent.


                                       2
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  December 17, 2001

                                    OCEAN ENERGY, INC.


                                    By: /s/ Robert K. Reeves
                                        ---------------------------------
                                    Name:   Robert K. Reeves
                                    Title:  Executive Vice President,
                                            General Counsel and Secretary


                                       3
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                                  EXHIBIT INDEX



      7. Amendment No. 6 to Amended and Restated Rights Agreement dated December 12, 2001, among the Registrant, Fleet National Bank (f/k/a BankBoston, N.A.) and EquiServe Trust Company, N.A., as successor rights agent.